Exhibit 99.1

FlexShopper, Inc. Reports First Quarter 2022 Financial Results

BOCA RATON, Fla., May 12, 2022 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter ended March 31, 2022.

Results for Quarter Ended March 31, 2022 vs. Quarter Ended March 31, 2021:

●	Total fundings increased 1% to $21.2 million from $21.0 million consisting of gross lease originations decreasing 22.0% to $16.3 million from $20.9 million and loan participations up ~5000% from $97 thousand to $4.9 million

●	Total net lease revenues and fees decreased 15.2% to $27.8 million from $32.8 million

●	Total net loan revenues and fees increased 3,576.4% to $1.2 million from $32 thousand

●	Gross profit decreased 8.7% to $9.4 million from $10.3 million

●	Adjusted EBITDA[1] decreased to $(40.3) thousand compared to $2.4 million

●	Net loss of $2.4 million compared with net income of $1.2 thousand

●	Net loss attributable to common stockholders of $(3.0) million, or $(0.14) per diluted share, compared to net loss attributable to common stockholders of $(608) thousand, or $(0.03) per diluted share

¹Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

First Quarter 2022 Highlights and Recent Developments

●	Retail partner rollouts expanding. Finished the quarter with over 1,300 active storefronts and expected to increase by an additional 1,000 by 3Q

●	Installment loan participations are growing steadily. Supplementing rent-to-own with an installment loan product has allowed expansion in a vertical with a similar customer base.

FlexShopper Chairman of the Board, Howard Dvorkin, FlexShopper CFO, Russ Heiser and
FlexShopper COO, John Davis will discuss the Company’s recent quarter, including financial and operating results, and strategic outlook on the Company’s earnings conference call and webcast.

Conference Call Details

Date: Friday, May 13, 2022

Time: 9:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-2988

International callers: (412) 902-0038

Access by Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=TfEbUnTh. An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended March 31,
	2022	2021
Revenues:
Lease revenues and fees, net	$27,766,312	$32,751,331
Loan revenues and fees, net of changes in fair value	1,188,924	32,339
Total revenues	28,955,236	32,783,670

Costs and expenses:
Cost of lease revenues, consisting of depreciation and impairment of lease merchandise	19,160,611	22,463,556
Loan origination costs and fees	425,513	63,397
Marketing	2,014,115	1,832,740
Salaries and benefits	2,964,442	2,909,319
Operating expenses	5,673,202	4,114,424
Total costs and expenses	30,237,883	31,383,436

Operating (loss)/income	(1,282,647)	1,400,234

Interest expense including amortization of debt issuance costs	1,958,068	1,398,997
Income before income taxes	(3,240,715)	1,237
Income taxes	(859,780)	-
Net (loss)/income	(2,380,935)	1,237

Dividends on Series 2 Convertible Preferred Shares	609,777	609,772
Net loss attributable to common and Series 1 Convertible Preferred shareholders	$(2,990,712)	$(608,535)

Basic and diluted loss per common share:
Basic and diluted	$(0.14)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES:
Basic and diluted	21,547,069	21,369,904

The accompanying notes are an integral part of these condensed consolidated statements.

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$4,319,701	$5,094,642
Accounts receivable, net	29,537,940	26,338,883
Loans receivable	7,137,503	3,560,108
Prepaid expenses	932,019	957,527
Lease merchandise, net	36,597,829	40,942,112
Total current assets	78,524,992	76,893,272

Property and equipment, net	8,423,894	7,841,206
Other assets, net	76,809	77,578
Total assets	$87,025,695	$84,812,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,816,837	$7,982,180
Accrued payroll and related taxes	665,024	391,078
Promissory notes to related parties, net of $0 at 2022 and net of $1,274 at 2021 of unamortized issuance costs, including accrued interest	225,127	1,053,088
Accrued expenses	1,579,036	2,987,646
Lease liability - current portion	181,197	172,732
Total current liabilities	7,467,221	12,586,724

Loan payable under credit agreement to beneficial shareholder, net of $450,679 at 2022 and $413,076 at 2021 of unamortized issuance costs and current portion	55,699,321	50,061,924
Promissory notes to related parties, net of current portion	7,750,000	3,750,000
Deferred income tax liability	178,160	495,166
Lease liabilities net of current portion	1,726,023	1,774,623
Total liabilities	72,820,725	68,668,437

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,605,234 shares at March 31, 2022 and 21,442,278 shares at December 31, 2021	2,161	2,144
Additional paid in capital	39,002,386	38,560,117
Accumulated deficit	(47,603,237)	(45,222,302)
Total stockholders’ equity	14,204,970	16,143,619
	$87,025,695	$84,812,056

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2022 and 2021

(unaudited)

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(2,380,935)	$1,237
Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Depreciation and impairment of lease merchandise	19,160,611	22,463,556
Other depreciation and amortization	937,062	651,396
Amortization of debt issuance costs	50,603	91,703
Compensation expense related to stock-based compensation and warrants	305,229	593,186
Provision for doubtful accounts	11,831,117	8,833,349
Interest in kind added to promissory notes balance	170,765	9,098
Deferred income tax	(317,006)	-
Net changes in the fair value of loans receivable	523,424	16,993
Changes in operating assets and liabilities:
Accounts receivable	(15,030,174)	(9,727,764)
Loans receivable	(4,100,819)	(118,417)
Prepaid expenses and other	25,658	(53,683)
Lease merchandise	(14,816,328)	(18,961,999)
Security deposits	-	4,280
Lease Liabilities	(2,511)	(1,033)
Accounts payable	(3,165,343)	(4,781,405)
Accrued payroll and related taxes	273,946	208,230
Accrued expenses	(1,405,958)	208,266
Net cash used in operating activities	(7,940,659)	(563,007)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs and data costs	(1,553,810)	(734,122)
Net cash used in investing activities	(1,553,810)	(734,122)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	6,800,000	3,500,000
Repayment of loan payable under credit agreement	(1,125,000)	(3,910,000)
Debt issuance related costs	(86,931)	(526,565)
Proceeds from exercise of stock options	137,057	12,912
Proceeds from promissory notes, net of fees	3,000,000	-
Principal payment under finance lease obligation	(2,796)	(1,833)
Repayment of instalment loan	(2,802)	(2,802)
Net cash provided by/used in financing activities	8,719,528	(928,288)

DECREASE IN CASH	(774,941)	(2,225,417)

CASH, beginning of period	$5,094,642	$8,541,232

CASH, end of period	$4,319,701	$6,315,815

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased inventory), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three months ended March 31, 2022 and 2021 were as follows:

	Three months ended March 31,
	2022	2021	$ Change	% Change
Adjusted EBITDA:
Net (loss)/income	$(2,380,935)	$1,237	$(2,382,172)	(192,576.6)
Income taxes	(859,780)	-	(859,780)
Amortization of debt issuance costs	50,603	91,703	(41,100)	(44.8)
Other amortization and depreciation	937,062	651,396	285,666	43.9
Interest expense	1,907,465	1,307,294	600,171	45.9
Stock-based compensation	305,229	380,264	(75,035)	(19.7)
Product/ infrastructure expenses	-	10,000	(10,000)
Adjusted EBITDA	$(40,356)	$2,441,894	$(2,482,250)	(101.7)

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) as well as its patented and patent pending systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations during the holiday season, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.